Exhibit 99.1

Press Release

Release date: October 31, 2024

Uniti Group Inc. Reports Third Quarter 2024 Results

Third Quarter Consolidated Bookings Monthly Recurring Revenue of $0.9 Million Increased Over 20% From Prior Year

Updates 2024 Outlook

•	Net Income of $12.2 Million for the Third Quarter

•	Net Income of $0.05 Per Diluted Common Share for the Third Quarter

•	AFFO of $0.33 Per Diluted Common Share for the Third Quarter

LITTLE ROCK, Ark., October 31, 2024 (GLOBE NEWSWIRE) – Uniti Group Inc. (“Uniti” or the “Company”) (Nasdaq: UNIT) today announced its results for the third quarter 2024.

“We continue to see solid demand for our mission critical fiber infrastructure at Uniti with consolidated bookings of nearly $1 million in monthly recurring revenue during the quarter. Demand from our Hyperscaler customers also remains strong as we recently announced a long-term award in Montgomery, AL that will add fiber in a strategic market for Uniti that will be available for lease-up,” commented President and Chief Executive Officer, Kenny Gunderman.

Mr. Gunderman continued, “Turning to our transformational merger with Windstream that we announced earlier this year, we continue to make significant progress and remain on track to close the merger by the second half of 2025. Through the recent credit agreement amendments and successful refinancing activity at Windstream, we now have a clear path to collapsing the dual debt silos of Uniti and Windstream upon closing of the merger, thus greatly simplifying the capital structure of the combined company. Finally, Windstream now has the capital on-hand to accelerate Kinetic’s fiber-to-the-home buildout, further strengthening its position within the residential fiber market.”

QUARTERLY RESULTS

Consolidated revenues for the third quarter of 2024 were $292.2 million. Net income and Adjusted EBITDA were $12.2 million and $235.3 million, respectively, for the same period, achieving Adjusted EBITDA margins of approximately 81%. Net income attributable to common shares was $11.9 million for the period. AFFO attributable to common shareholders was $87.1 million, or $0.33 per diluted common share.

Uniti Fiber contributed $69.3 million of revenues and $25.6 million of Adjusted EBITDA for the third quarter of 2024. Uniti Fiber’s net success-based capital expenditures during the quarter were $26.2 million.

Uniti Leasing contributed revenues of $222.9 million and Adjusted EBITDA of $215.2 million for the third quarter. During the quarter, Uniti Leasing deployed capital expenditures of $35.5 million, including $34.2 million of GCI capex.

LIQUIDITY

At quarter-end, the Company had approximately $529.1 million of unrestricted cash and cash equivalents, and undrawn borrowing availability under its revolving credit agreement. The Company’s leverage ratio at quarter-end was 6.05x based on net debt to third quarter 2024 annualized Adjusted EBITDA, excluding the debt and the net contributions from the ABS loan facility.

UPDATED FULL YEAR 2024 OUTLOOK

The Company is updating its 2024 outlook primarily for business unit level revisions, and transaction related and other costs incurred to date. Our outlook excludes any impact from the expected merger with Windstream, future acquisitions, capital market transactions, and future transaction-related and other costs not mentioned herein.

The Company’s consolidated outlook for 2024 is as follows (in millions):

	Full Year 2024
Revenue	$1,157	to	$1,177
Net income attributable to common shareholders	88	to	108
Adjusted EBITDA (1)	930	to	950
Interest expense, net (2)	514	to	514

Attributable to common shareholders:
FFO (1)	290	to	310
AFFO (1)	351	to	371

Weighted-average common shares outstanding – diluted	285	to	285

(1)       See “Non-GAAP Financial Measures” below.

(2)       See “Components of Interest Expense” below.

CONFERENCE CALL

Uniti will hold a conference call today to discuss this earnings release at 8:30 AM Eastern Time (7:30 AM Central Time). The conference call will be webcast live on Uniti’s Investor Relations website at investor.uniti.com. Those parties interested in participating via telephone may register on the Company’s Investor Relations website or by clicking here. A replay of the call will also be made available on the Investor Relations website.

ABOUT UNITI

Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of fiber and other wireless solutions for the communications industry. As of September 30, 2024, Uniti owns approximately 144,000 fiber route miles, 8.7 million fiber strand miles, and other communications real estate throughout the United States. Additional information about Uniti can be found on its website at www.uniti.com.

NO OFFER OR SOLICITATION

This communication and the information contained in it are provided for information purposes only and are not intended to be and shall not constitute a solicitation of any vote or approval, or an offer to sell or solicitation of an offer to buy, or an invitation or recommendation to subscribe for, acquire or buy securities of Uniti, Windstream Holdings II (“Windstream”) or Windstream Parent, Inc., the proposed combined company following the closing of the Merger (as defined below) (“New Uniti”) or any other financial products or securities, in any place or jurisdiction, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the contemplated merger (the “Merger”), New Uniti has filed a registration statement on Form S-4 with the SEC that contains a proxy statement/prospectus and other documents, which has not yet become effective. Once effective, Uniti will mail the proxy statement/prospectus contained in the Form S-4 to its stockholders. This communication is not a substitute for any registration statement, proxy statement/prospectus or other documents that may be filed with the SEC in connection with the Merger.

THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER CONTAINS IMPORTANT INFORMATION ABOUT UNITI, WINDSTREAM, NEW UNITI, THE MERGER AND RELATED MATTERS. INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS AND SUCH OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THE PROXY STATEMENT/PROSPECTUS AND SUCH DOCUMENTS, BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE MERGER. The proxy statement/prospectus, any amendments or supplements thereto and all other documents filed with the SEC in connection with the Merger will be available free of charge on the SEC’s website (at www.sec.gov). Copies of documents filed with the SEC by Uniti will be made available free of charge on Uniti's investor relations website (at https://investor.uniti.com/financial-information/sec-filings).

PARTICIPANTS IN THE SOLICITATION

Uniti, Windstream and their respective directors and certain of their executive officers and other employees may be deemed to be participants in the solicitation of proxies from Uniti’s stockholders in connection with the Merger. Information about Uniti’s directors and executive officers is set forth in the sections titled “Proposal No. 1 Election of Directors” and “Security Ownership of Certain Beneficial Owners and Management” included in Uniti’s proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 11, 2024 (and which is available at https://www.sec.gov/Archives/edgar/data/1620280/000110465924046100/0001104659-24-046100-index.htm), the section titled “Directors, Executive Officers and Corporate Governance” included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 29, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1620280/000162828024008054/unit-20231231.htm), and subsequent statements of beneficial ownership on file with the SEC and other filings made from time to time with the SEC. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Uniti stockholders in connection with the Merger, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement/prospectus and other relevant materials filed by New Uniti with the SEC. These documents can be obtained free of charge from the sources indicated above.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release and today’s conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including, without limitation, our 2024 financial outlook, expectations regarding lease-up of our network, strong demand trends, business strategies, growth prospects, and statements regarding our merger with Windstream and potential synergies, cost savings and the future performance of New Uniti (together with Windstream and Uniti, the “Merged Group”). In addition, this communication contains statements concerning the intentions, beliefs and expectations, plans, strategies and objectives of the directors and management of Uniti and Windstream for Uniti and Windstream, respectively, and the Merged Group, the anticipated timing for and outcome and effects of the Merger (including expected benefits to shareholders of Uniti), expectations for the final capital structure, ongoing development and growth potential of the Merged Group and the future operation of Uniti, Windstream and the Merged Group.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)," “appear(s),” “target(s),” “project(s),” “contemplate(s),” “predict(s),” “potential,” “continue(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, the future prospects of Windstream, our largest customer; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness and fund our capital funding commitments; our ability to access debt and equity capital markets; the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to real estate investment trusts; covenants in our debt agreements that may limit our operational flexibility; the possibility that we may experience equipment failures, natural disasters, cyber-attacks or terrorist attacks for which our insurance may not provide adequate coverage; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; the satisfaction of the conditions precedent to the consummation of the Merger, including, without limitation, the receipt of shareholder and regulatory approvals on the terms desired or anticipated; unanticipated difficulties or expenditures relating to the Merger, including, without limitation, difficulties that result in the failure to realize expected synergies, efficiencies and cost savings from the Merger within the expected time period (if at all); potential difficulties in Uniti’s and Windstream’s ability to retain employees as a result of the announcement and pendency of the Merger; risks relating to the value of New Uniti’s securities to be issued in connection with the Merger; disruptions of Uniti’s and Windstream’s current plans, operations and relationships with customers caused by the announcement and pendency of the Merger; legal proceedings that may be instituted against Uniti or Windstream following announcement of the Merger; funding requirements; regulatory restrictions (including changes in regulatory restrictions or regulatory policy); and additional factors described in our reports filed with the SEC.

There can be no assurance that the Merger will be implemented or that plans of the respective directors and management of Uniti and Windstream for the Merged Group will proceed as currently expected or will ultimately be successful. Investors are strongly cautioned not to place undue reliance on forward-looking statements, including in respect of the financial or operating outlook for Uniti, Windstream or the Merged Group (including the realization of any cost savings or expected synergies). See also “Additional Information and Where to Find it.”

All forward-looking statements are based on information and estimates available at the time of this communication and are not guarantees of future performance.

Except as required by applicable law, Uniti does not assume any obligation to, and expressly disclaims any duty to, provide any additional or updated information or to update any forward-looking statements, whether as a result of new information, future events or results, or otherwise. Nothing in this communication will, under any circumstances (including by reason of this communication remaining available and not being superseded or replaced by any other presentation or publication with respect to Uniti, Windstream or the Merged Group, or the subject matter of this communication), create an implication that there has been no change in the affairs of Uniti or Windstream since the date of this communication.

NON-GAAP PRESENTATION

This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). Such measures should not be considered as alternatives to GAAP. Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

	September 30, 2024	December 31, 2023
Assets:
Property, plant and equipment, net	$4,156,542	$3,982,069
Cash and cash equivalents	34,077	62,264
Restricted cash and cash equivalents	19,311	—
Accounts receivable, net	51,604	46,358
Goodwill	157,380	157,380
Intangible assets, net	282,839	305,115
Straight-line revenue receivable	105,823	90,988
Operating lease right-of-use assets, net	126,791	125,105
Other assets	39,996	118,117
Deferred income tax assets, net	124,077	109,128
Assets held for sale	—	28,605
Derivative asset	231	—
Total Assets	$5,098,671	$5,025,129

Liabilities and Shareholders’ Deficit:
Liabilities:
Accounts payable, accrued expenses and other liabilities	$95,844	$119,340
Settlement payable	95,147	163,583
Intangible liabilities, net	148,377	156,397
Accrued interest payable	56,562	133,683
Deferred revenue	1,299,759	1,273,661
Dividends payable	2	36,162
Operating lease liabilities	78,785	84,404
Finance lease obligations	17,869	18,110
Notes and other debt, net	5,782,633	5,523,579
Liabilities held for sale	—	331
Total liabilities	$7,574,978	$7,509,250

Commitments and contingencies

Shareholders’ Deficit:
Preferred stock, $ 0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $ 0.0001 par value, 500,000 shares authorized, issued and outstanding: 237,488 shares at September 30, 2024 and 236,559 shares at December 31, 2023	24	24
Additional paid-in capital	1,232,228	1,221,824
Accumulated other comprehensive loss	(820)	—
Distributions in excess of accumulated earnings	(3,708,705)	(3,708,240)
Total Uniti shareholders’ deficit	(2,477,273)	(2,486,392)
Noncontrolling interests – operating partnership units and non-voting convertible preferred stock	966	2,271
Total shareholders’ deficit	(2,476,307)	(2,484,121)
Total Liabilities and Shareholders’ Deficit	$5,098,671	$5,025,129

Uniti Group Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Uniti Leasing	$222,922	$214,588	$658,829	$637,849
Uniti Fiber	69,325	76,067	214,783	226,326
Total revenues	292,247	290,655	873,612	864,175

Costs and Expenses:
Interest expense, net	131,007	120,691	381,693	389,243
Depreciation and amortization	79,325	77,337	234,862	231,379
General and administrative expense	26,697	25,481	80,546	77,331
Operating expense (exclusive of depreciation and amortization)	34,519	37,392	106,753	109,878
Transaction related and other costs	14,404	1,441	31,068	9,805
Gain on sale of real estate	—	(1,424)	(18,999)	(1,424)
Goodwill impairment	—	203,998	—	203,998
Other expense (income), net	—	1,435	(301)	21,323
Total costs and expenses	285,952	466,351	815,622	1,041,533

Income (loss) before income taxes and equity in earnings from unconsolidated entities	6,295	(175,696)	57,990	(177,358)
Income tax benefit	(5,935)	(56,130)	(13,869)	(62,899)
Equity in earnings from unconsolidated entities	—	(670)	—	(1,990)
Net income (loss)	12,230	(118,896)	71,859	(112,469)
Net income (loss) attributable to noncontrolling interests	1	(53)	23	(50)
Net income (loss) attributable to shareholders	12,229	(118,843)	71,836	(112,419)
Participating securities’ share in earnings	(334)	(321)	(1,493)	(890)
Dividends declared on convertible preferred stock	(5)	(5)	(15)	(15)
Net income (loss) attributable to common shareholders	$11,890	$(119,169)	$70,328	$(113,324)

Net income (loss) attributable to common shareholders – Basic	11,890	(119,169)	70,328	(113,324)
Impact of if-converted dilutive securities	—	—	—	—
Net income (loss) attributable to common shareholders – Diluted	$11,890	$(119,169)	$70,328	$(113,324)

Weighted average number of common shares outstanding:
Basic	237,480	236,533	237,242	236,352
Diluted	237,480	236,533	237,242	236,352

Earnings per common share:
Basic	$0.05	$(0.50)	$0.30	$(0.48)
Diluted	$0.05	$(0.50)	$0.30	$(0.48)

Uniti Group Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flow from operating activities:
Net income (loss)	$71,859	$(112,469)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	234,862	231,379
Amortization of deferred financing costs and debt discount	16,774	13,975
Loss on extinguishment of debt, net	—	31,187
Interest rate cap amortization	1,149	—
Deferred income taxes	(14,949)	(63,196)
Equity in earnings of unconsolidated entities	—	(1,990)
Distributions of cumulative earnings from unconsolidated entities	—	2,959
Cash paid for interest rate cap	(2,200)	—
Straight-line revenues and amortization of below-market lease intangibles	(24,358)	(28,795)
Stock-based compensation	10,120	9,408
Goodwill impairment	—	203,998
Loss (gain) on asset disposals	292	(242)
Gain on sale of real estate	(18,999)	(1,424)
Accretion of settlement obligation	5,081	8,273
Other	68	2
Changes in assets and liabilities:
Accounts receivable	(5,247)	(4,194)
Other assets	12,103	10,530
Accounts payable, accrued expenses and other liabilities	(105,475)	(108,826)
Net cash provided by operating activities	181,080	190,575
Cash flow from investing activities:
Capital expenditures	(327,762)	(368,264)
Proceeds from sale of other equipment	528	1,581
Proceeds from sale of real estate	40,039	1,530
Proceeds from sale of unconsolidated entity	40,000	—
Net cash used in investing activities	(247,195)	(365,153)
Cash flow from financing activities:
Repayment of debt	(122,942)	(2,263,662)
Proceeds from issuance of notes	309,000	2,600,000
Dividends paid	(108,445)	(107,395)
Payments of settlement payable	(73,516)	(73,516)
Borrowings under revolving credit facility	130,000	450,000
Payments under revolving credit facility	(333,000)	(367,000)
Proceeds from ABS Loan Facility	275,000	—
Finance lease payments	(2,020)	(1,601)
Payments for financing costs	(15,778)	(26,955)
Payment for settlement of common stock warrant	—	(56)
Termination of bond hedge option	—	59
Costs related to the early repayment of debt	—	(44,303)
Distributions paid to noncontrolling interests	(37)	(48)
Payment for exchange of noncontrolling interest	(92)	—
Employee stock purchase program	656	730
Payments related to tax withholding for stock-based compensation	(1,587)	(1,359)
Net cash provided by financing activities	57,239	164,894

Net decrease in cash, restricted cash and cash equivalents	(8,876)	(9,684)
Cash, restricted cash and cash equivalents at beginning of period	62,264	43,803
Cash, restricted cash and cash equivalents at end of period	$53,388	$34,119

Non-cash investing and financing activities:
Property and equipment acquired but not yet paid	$7,371	$12,134
Tenant capital improvements	163,592	94,322

Uniti Group Inc.

Reconciliation of Net Income to FFO and AFFO

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss) attributable to common shareholders	$11,890	$(119,169)	$70,328	$(113,324)
Real estate depreciation and amortization	56,370	55,405	167,915	164,983
Gain on sale of real estate, net of tax	—	(1,424)	(18,951)	(1,424)
Participating securities share in earnings	334	321	1,493	890
Participating securities share in FFO	(1,871)	(321)	(4,166)	(1,298)
Real estate depreciation and amortization from unconsolidated entities	—	435	—	1,305
Adjustments for noncontrolling interests	(9)	(24)	(34)	(74)
FFO attributable to common shareholders	66,714	(64,777)	216,585	51,058
Transaction related and other costs	14,404	1,441	31,068	9,805
Amortization of deferred financing costs and debt discount	5,824	4,521	16,774	13,975
Write off of deferred financing costs and debt discount	—	—	—	10,412
Costs related to the early repayment of debt	—	—	—	51,997
Stock based compensation	3,375	3,148	10,120	9,408
Non-real estate depreciation and amortization	22,955	21,932	66,947	66,396
Goodwill impairment	—	203,998	—	203,998
Straight-line revenues and amortization of below-market lease intangibles	(7,320)	(9,579)	(24,358)	(28,795)
Maintenance capital expenditures	(1,891)	(1,594)	(5,889)	(5,338)
Other, net	(16,999)	(63,998)	(44,297)	(90,076)
Adjustments for equity in earnings from unconsolidated entities	—	320	—	960
Adjustments for noncontrolling interests	(3)	(72)	(11)	(109)
AFFO attributable to common shareholders	$87,059	$95,340	$266,939	$293,691

Reconciliation of Diluted FFO and AFFO:
FFO Attributable to common shareholders – Basic	$66,714	$(64,777)	$216,585	$51,058
Impact of if-converted dilutive securities	5,958	—	19,858	—
FFO Attributable to common shareholders – Diluted	$72,672	$(64,777)	$236,443	$51,058

AFFO Attributable to common shareholders – Basic	$87,059	$95,340	$266,939	$293,691
Impact of if-converted dilutive securities	5,747	6,977	19,530	21,062
AFFO Attributable to common shareholders – Diluted	$92,806	$102,317	$286,469	$314,753

Weighted average common shares used to calculate basic earnings per common share (1)	237,480	236,533	237,242	236,352
Impact of dilutive non-participating securities	—	—	—	—
Impact of if-converted dilutive securities	42,044	53,428	50,032	53,837
Weighted average common shares used to calculate diluted FFO and AFFO per common share (1)	279,524	289,961	287,274	290,189

Per diluted common share:
EPS	$0.05	$(0.50)	$0.30	$(0.48)
FFO	$0.26	$(0.27)	$0.82	$0.22
AFFO	$0.33	$0.35	$1.00	$1.08

(1)	For periods in which FFO to common shareholders is a loss, the weighted average common shares used to calculate diluted FFO per common share is equal to the weighted average common shares used to calculate basic earnings per share.

Uniti Group Inc.

Reconciliation of EBITDA and Adjusted EBITDA

(In thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024		2023	2024	2023
Net income (loss)	$12,230		$(118,896)	$71,859	$(112,469)
Depreciation and amortization	79,325		77,337	234,862	231,379
Interest expense, net	131,007		120,691	381,693	389,243
Income tax benefit	(5,935)		(56,130)	(13,869)	(62,899)
EBITDA	$216,627		$23,002	$674,545	$445,254
Stock-based compensation	3,375		3,148	10,120	9,408
Transaction related and other costs	14,404		1,441	31,068	9,805
Gain on sale of real estate	—		(1,424)	(18,999)	(1,424)
Goodwill impairment	—		203,998	—	203,998
Other, net	918		2,091	3,877	23,073
Adjustments for equity in earnings from unconsolidated entities	—		754	—	2,264
Adjusted EBITDA	$235,324		$233,010	$700,611	$692,378

Adjusted EBITDA:
Uniti Leasing	$215,188		$208,561	$636,718	$620,079
Uniti Fiber	25,557		29,857	80,486	88,712
Corporate	(5,421)		(5,408)	(16,593)	(16,413)
	$235,324		$233,010	$700,611	$692,378

Annualized Adjusted EBITDA (1)	$922,288

As of September 30, 2024:
Total Debt (2)	$5,609,369
Unrestricted cash and cash equivalents	34,077
Net Debt	$5,575,292

Net Debt/Annualized Adjusted EBITDA	6.05	x

(1)	Calculated as Adjusted EBITDA for the most recently reported three-month period, excluding net contributions of $4.8 million from the ABS Loan Facility subsidiaries, multiplied by four. Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.
(2)	Includes $17.9 million of finance leases, but excludes $83.9 million of unamortized discounts and deferred financing costs and excludes the principal balance from the $275.0 million ABS loan facility.

Uniti Group Inc.

Projected Future Results (1)

(In millions)

Year Ended December 31, 2024
Net income attributable to common shareholders – Basic	$88 to $108
Participating securities’ share in earnings	2
Net income (2)	90 to 110
Interest expense, net (3)	514
Depreciation and amortization	313
Income tax benefit	(15)
EBITDA (2)	902 to 922
Stock-based compensation	13
Gain on sale of real estate	(19)
Transaction related and other costs (4)	34
Adjusted EBITDA (2)	$930 to $950

(1)	These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release. Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections. There can be no assurance that our actual results will not differ materially from the estimates set forth above.
(2)	The components of projected future results may not add due to rounding.
(3)	See “Components of Projected Interest Expense” below.
(4)	Future transaction related costs not mentioned herein are not included in our current outlook.

Uniti Group Inc.

Projected Future Results (1)

(Per Diluted Share)

Year Ended December 31, 2024
Net income attributable to common shareholders – Basic	$0.37 to $0.46
Real estate depreciation and amortization	0.94
Gain on sale of real estate, net of tax	(0.08)
Participating securities’ share in earnings and FFO, net	(0.01)
FFO attributable to common shareholders – Basic (2)	$1.22 to $1.31
Impact of if-converted securities	(0.14)
FFO attributable to common shareholders – Diluted (2)	$1.08 to $1.17

FFO attributable to common shareholders – Basic (2)	$1.22 to $1.31
Transaction related and other costs (3)	0.13
Amortization of deferred financing costs and debt discount	0.10
Accretion of settlement payable (4)	0.03
Stock-based compensation	0.06
Non-real estate depreciation and amortization	0.37
Straight-line revenues	(0.13)
Maintenance capital expenditures	(0.03)
Other, net	(0.27)
AFFO attributable to common shareholders – Basic (2)	$1.48 to $1.56
Impact of if-converted securities	(0.17)
AFFO attributable to common shareholders – Diluted (2)	$1.32 to $1.39

(1)	These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release. Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections. There can be no assurance that our actual results will not differ materially from the estimates set forth above.
(2)	The components of projected future results may not add to FFO and AFFO attributable to common shareholders due to rounding.
(3)	Future transaction related and other costs are not included in our current outlook.
(4)	Represents the accretion of the Windstream settlement payable to its stated value. At the effective date of the settlement, we recorded the payable on the balance sheet at its initial fair value, which will be accreted based on an effective interest rate of 4.2% and reduced by the scheduled quarterly payments.

Uniti Group Inc.

Components of Projected Interest Expense (1)

(In millions)

Year Ended December 31, 2024
Interest expense on debt obligations	$484
Accretion of Windstream settlement payable	6
Amortization of deferred financing cost and debt discounts	24
Interest expense, net (2)	$514

(1)	These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release. Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections. There can be no assurance that our actual results will not differ materially from the estimates set forth above.
(2)	The components of interest expense may not add to the total due to rounding.

NON-GAAP FINANCIAL MEASURES

We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) (as defined by the National Association of Real Estate Investment Trusts (“NAREIT”)) and Adjusted Funds From Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT.

We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, costs associated with Windstream’s bankruptcy, costs associated with litigation claims made against us, and costs associated with the implementation of our enterprise resource planning system, (collectively, “Transaction Related and Other Costs”), costs related to the settlement with Windstream, goodwill impairment charges, severance costs, amortization of non-cash rights-of-use assets, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and costs associated with the termination of related hedging activities, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments, and other similar or infrequent items (although we may not have had such charges in the periods presented). Adjusted EBITDA includes adjustments to reflect the Company’s share of Adjusted EBITDA from unconsolidated entities. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants. Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.

Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income attributable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges, and includes adjustments to reflect the Company’s share of FFO from unconsolidated entities. We compute FFO in accordance with NAREIT’s definition.

The Company defines AFFO, as FFO excluding (i) Transaction Related and Other Costs; (ii) costs related to the litigation settlement with Windstream, accretion on our settlement obligation, and gains on the prepayment of our settlement obligation as these items are not reflective of ongoing operating performance; (iii) goodwill impairment charges; (iv) certain non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, amortization of non-cash rights-of-use assets, straight line revenues, non-cash income taxes, and the amortization of other non-cash revenues to the extent that cash has not been received, such as revenue associated with the amortization of tenant capital improvements; and (v) the impact, which may be recurring in nature, of the write-off of unamortized deferred financing fees, additional costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and costs associated with the termination of related hedging activities, severance costs, taxes associated with tax basis cancellation of debt, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments and similar or infrequent items less maintenance capital expenditures. AFFO includes adjustments to reflect the Company’s share of AFFO from unconsolidated entities. We believe that the use of FFO and AFFO, and their respective per share amounts, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction and integration related costs. The Company uses FFO and AFFO, and their respective per share amounts, only as performance measures, and FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. While FFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance.

Further, our computations of EBITDA, Adjusted EBITDA, FFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA and AFFO differently than we do.

INVESTOR AND MEDIA CONTACTS:

Paul Bullington, 251-662-1512

Senior Vice President, Chief Financial Officer & Treasurer

paul.bullington@uniti.com

Bill DiTullio, 501-850-0872

Vice President, Investor Relations & Treasury

bill.ditullio@uniti.com